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                                                                   Exhibit 23.1


                           CONSENT OF INDEPENDENT
                        CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Northfield Laboratories Inc.:

We consent to the use of our report dated July 3, 1997, relating to the balance sheets of Northfield Laboratories Inc. as of May 31, 1997 and 1996, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended May 31, 1997 and for the cumulative period from June 19, 1985 (inception) through May 31, 1997, incorporated by reference in this registration statement on Form S-8.

                                                  /s/ KPMG Peat Marwick LLP



Chicago, Illinois
April 29, 1998